CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 8, 2002 relating to the financial statements of Dale Jarrett Racing Adventure, Inc.
(formerly The Jarrett/Favre Driving Adventure, Inc.), which appears in Dale Jarrett Racing Adventure, Inc.'s
Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2002.





/s/ James E. Scheifley & Associates, P.C.
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James E. Scheifley & Associates, P.C.
Dillon, Colorado

July 29, 2003